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                                                                     EXHIBIT 5.1

                            [BUTZEL LONG LETTERHEAD]


                                 Detroit Office
                                 January 15, 1999


Complete Business Solutions, Inc.
32605 West Twelve Mile Road
Farmington Hills,  MI 48334-3339

                  RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel to Complete Business Solutions, Inc., a Michigan Corporation (the "Company "), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of and sale of up to 4,600,000 shares of common stock, no par value (the "Shares") of the Company. Approximately 1,485,000 of the Shares will be issued and sold by the Company and the remainder will be sold by existing shareholders of the Company. We have examined the Registration Statement and the form of the Underwriting Agreement filed with the Commission as an exhibit to the Registration Statement (the "Underwriting Agreement"). In addition, we have reviewed such other documents and have made such further investigations as we have deemed necessary to enable us to express our opinion.


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Complete Business Solutions, Inc.
January 15, 1999
Page 2

         For purposes of our opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

         We express no opinion as to the applicability of, compliance with or effect of federal law or the law of any jurisdiction other than the State of Michigan.

         Based upon the foregoing, we are of the opinion that the Shares being issued by the Company have been duly authorized and, when issued in accordance with the Underwriting Agreement, will be fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In doing so, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the applicable rules.

         This opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.


                                Very truly yours,

                                /s/ Butzel Long

                                   Butzel Long